                                                                   EXHIBIT 10.25


                           CHANNEL SUPPLY AGREEMENT



                                                                         PARTIES

                                                   XYZ ENTERTAINMENT PTY LIMITED

                                                                  (`Programmer')

                                                                             AND

                                  CONTINENTAL CENTURY PAY TELEVISION PTY LIMITED


                                                                 (`Distributor')

                                                                             AND

                                           EAST COAST PAY TELEVISION PTY LIMITED

                                                                   (`Guarantor')


                                                                           DATED

                                                                    30 June 1995

                                                            TRESS COCKS & MADDOX
                                                           Solicitors & Notaries

                                                                        Level 20
                                                                 135 King Street
                                                               SYDNEY  NSW  2000

                                                                   DX 123 SYDNEY

                                                             Tel:  (02) 221.2744
                                                             Fax:  (02) 221.4988
                                                                       Ref:  PAT

                               TABLE OF CONTENTS
- ----------------------------------------------------------------------


DEFINITIONS & INTERPRETATION.......................................  2
     Definitions...................................................  2
     Interpretation................................................  3
GRANT OF RIGHT TO TRANSMIT AND DISTRIBUTE CHANNELS.................  4
     Rights........................................................  5
     Restriction...................................................  6
     Rights of the Distributor.....................................  6
DELIVERY...........................................................  9
FEES...............................................................  9
PAYMENT AND REPORTING.............................................. 13
     Timing of Fees and Payments................................... 13
     Reporting..................................................... 13
     Offsetting.................................................... 13
RIGHTS AND DUTIES OF THE DISTRIBUTOR............................... 14
     Editorial Control............................................. 14
     Compliance with Laws.......................................... 16
     Signal Quality................................................ 16
RIGHTS AND DUTIES OF THE PROGRAMMER................................ 16
COMPLIANCE WITH LAW................................................ 16
     Licences...................................................... 17
     Insurance..................................................... 17
     Advertising Revenue........................................... 18
     PROGRAMME SCHEDULES........................................... 18
INTELLECTUAL PROPERTY.............................................. 18
     Intellectual Property of the Programmer....................... 18
     Licence....................................................... 19
     Intellectual Property of the Distributor...................... 19
WARRANTIES AND REPRESENTATIONS..................................... 20
     Representations and Warranties of the Distributor............. 20
     Representations and Warranties of the Programmer.............. 20
INDEMNITIES........................................................ 21
TERM, TERMINATION AND REMEDIES..................................... 23
     Term.......................................................... 23
     Termination................................................... 23
     Effect of Termination......................................... 24
     Survival...................................................... 24
OTHER CHANNELS..................................................... 25
     No Restriction on Distributor................................. 25
MISCELLANEOUS...................................................... 25
     No Partnership or Agency...................................... 25
     Force Majeure................................................. 25
     Confidentiality............................................... 25
     Notices....................................................... 26
     Governing Law and Jurisdiction................................ 26
     Prohibition and Enforceability................................ 27
     Waivers....................................................... 27
     Variation..................................................... 27
     Cumulative Rights............................................. 27
     Assignment.................................................... 28
     Counterparts.................................................. 28
     Continuing Indemnities and Survival of Indemnities............ 28
     Further Assurances............................................ 28
ECT GUARANTEE...................................................... 28
SCHEDULE 1 - DESCRIPTION Of The CHANNELS........................... 31
SCHEDULE 2 - LICENCE FEES.......................................... 33
SCHEDULE 3:  CCPTV COSTS........................................... 38

THIS AGREEMENT is made on 30 June 1995 between the following parties


PARTIES  XYZ ENTERTAINMENT PTY LIMITED  (ACN 066 812 119) of Level 2, 100
          Harris Street, Pyrmont, New South Wales 2009 (`Programmer')

         CONTINENTAL CENTURY PAY TELEVISION PTY LIMITED (ACN 062 411 625) of Level 7, 55 Grafton Street, Bondi Junction, New South Wales 2022 (`Distributor')

         EAST COAST PAY TELEVISION PTY LIMITED (ACN 003 546 272) of Level 7, 55 Grafton Street, Bondi Junction, New South Wales 2022 (`Guarantor')


INTRODUCTION

(A) The Distributor owns the `A' Licence and accordingly has the rights to provide up to 4 subscription television broadcasting services and is currently using the Optus Satellite as a means of delivery.

(B) The Distributor wishes the Programmer to produce the Licence A Package for the aforesaid 4 subscription television services and to produce other Channels and subject to this Agreement the Distributor intends to distribute the same.

(C) At Distributor's request, the Programmer has agreed to develop, finance and produce the Channels of programming for the Distributor to:

     (1) broadcast as subscription television broadcasting services using satellite as a means of delivery; and

     (2) provide to other persons to broadcast as subscription television or other broadcasting services using MDS system and cable television system and/or any other means of delivery
     .
(D) This Agreement provides for the terms and conditions of the supply of the programming constituting the Channels by the Programmer to the Distributor during the Term and the promotion of those Channels.

IT IS AGREED: in consideration of, among other things, the mutual promises contained in this agreement.
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                                      -2-

1.   DEFINITIONS & INTERPRETATION

1.1. Definitions

     In this agreement all words have the meaning referred to in the Joint Venture Agreement unless defined below, and, unless the context otherwise requires:

     (a) `A' Licence' means the subscription television broadcasting licence described as `licence A' in and issued under section 93 of the Broadcasting Services Act 1992 (Cth);

     (b)  `Agreement' means this agreement;

     (c)  `Channel Mark' has the meaning given to that expression in clause
          9.1(a);

     (d)  `Commencement Date' means 1 June 1995;

     (e) `CPI' means the Consumer Price Index (All Groups) for Sydney published by the Australian Statistician appointed under the Census and Statistics Act 1905 (Cth);

     (f) `Financial Year' means the period from the Commencement Date to 30 June 1995 and every successive period of 12 months ending on 30 June;

     (g) `Joint Venture Agreement' means the Heads of Agreement for Joint Venture dated this day between Century Programming Ventures Corp, United International Holdings Inc,Distributor, Programmer, The News Corporation Limited, Telstra Corporation Limited, Foxtel Management Pty Limited as agent for the Foxtel Partnership, Century Communications Corp, UIH Australia Programming Inc, Newco and Pty Limited and providing for Foxtel and Newco to become equal shareholders in XYZ;

     (h) `MDS system' has the same meaning as in the Broadcasting Services Act 1992 (Cth);

     (i) `Optus Satellite' means a satellite operated under the general telecommunications licence that was granted to AUSSAT Pty Limited and notified on 26 November 1991 in Gazette No. S323;

     (j) `Subscriber' means each and every location (including without limitation, each dwelling, (whether in a single family or multi unit building), hotel guest room, bar, restaurant and other residential or commercial location) which is equipped and entitled to receive any or all of the Channels using satellite, MDS system, cable or other means of delivery under a contract or arrangement with Distributor or the Distributor's sub-contractor, agent or licensee;

     (k) `Subscription television broadcasting service' has the same meaning as in the Broadcasting Services Act 1992 (Cth);


     (l)  `Term' means the term of this agreement specified in clause 12.1;

     (m) `Termination Date' means the date (if any) on which this agreement is terminated in accordance with clause 12.2;

     (n)  `Transmission Point' means:

          (i) the point from which a broadcast signal can be uplinked to the Optus Satellite or any other satellite used by Distributor for broadcasting by the Distributor; and

          (ii) in relation to Foxtel, Wharf 8, Pyrmont.

     (o)  `VBI' means vertical blanking interval.

1.2.  Interpretation

      In this agreement, unless the context otherwise requires:

      (a) headings and underlinings are for convenience only and do not affect the interpretation of this agreement;

      (b)  words importing the singular include the plural and vice versa;

      (c)  words importing a gender include any gender;

      (d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

      (e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate governmental agency, trust or any other legal entity;

      (f) a reference to a part, clause, party, annexure, exhibit or schedule is a reference to a part and clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

     (g) a reference to any statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

     (h) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

     (i) a reference to a party to a document includes that party's successors and permitted assigns;

     (j) where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day;

     (k) No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it;

     (l) a covenant or agreement on the part of 2 or more persons binds them jointly and severally;

     (m) a reference to an agreement other than this agreement includes an undertaking, agreement or legally enforceable arrangement or understanding whether or not in writing;

     (n) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

     (o) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind.

2.    GRANT OF RIGHT TO TRANSMIT AND DISTRIBUTE CHANNELS

2.1. The Distributor engages the Programmer, and the Programmer accepts the engagement, to produce and supply to the Distributor from the date hereof the Licence A Package on and subject to the terms of this Agreement. The Programmer must produce and supply Channel 5 and Channel 6 to the Distributor in accordance with the Joint Venture Agreement.

2.2. Rights

     (a) Subject to the terms and conditions of this Agreement, the Programmer acknowledges that the Distributor is exclusively entitled to (and the Programmer hereby exclusively grants to the Distributor) during the Term all rights to distribute the Channels by MDS system, Cable TV system and satellite, including, without limiting the foregoing;

          (i) to transmit, distribute, license and to authorise the transmission, distribution and licensing of the Channels by any sub-contractor, agent or licensee by MDS System, Cable TV System or by satellite;

          (ii) to facilitate and authorise the facilitation of Subscribers to receive the Channels by satellite, MDS system, or Cable TV System and, for the purpose of viewing the Channels, to descramble, decode and/or decrypt the signals by which the Channels are transmitted;

          (iii) to promote and market the Channels as the Distributor's subscription television broadcasting services or those of any of its sub-contractors, agents or licensees; and

          (iv) to utilise excerpts from the programming on the Channels only to advertise, promote and publicise Distributor's television broadcasting services or that of any of its sub-contractors, agents or licensees, subject to any limitations imposed by third parties and notified to Distributor by Programmer;

     (b) The Distributor may cause or authorise the Channels to be received for a reasonable time by any person who is not a Subscriber for purposes of promotion or marketing of the Channels.

     (c) The Distributor may not authorise any person to record a Channel or any part of a Channel, other than as may be required or permitted by law or the relevant Governmental department, regulatory agency or authority. Notwithstanding the foregoing, the Distributor shall not be obliged to commence or maintain any action or proceedings to prevent persons recording Channels.

     (d) Subject to clause 2.5, nothing in this Agreement imposes any obligation on the Distributor to broadcast or otherwise exploit the Channels or to broadcast or otherwise exploit the Channels continuously or in any area.

                                      -6-
2.3. Restriction

     The Programmer shall not exploit or authorise or permit exploitation of any Channels or part of a Channel, by MDS system, Cable TV system or by satellite during the Term.

2.4. Rights of the Distributor

     (a) In the exercise of its rights under this Agreement the Distributor is entitled:

          (i) to conclude as principal or through an agent or sub-contractor or licensee a subscription contract with any person and confer on that person the right to receive (amongst other things) broadcasts of the Channels on such terms (including but not limited to fees) as the Distributor may, in accordance with the terms of this agreement but otherwise in its absolute discretion, think fit;

          (ii) in its absolute discretion to facilitate or prevent the receipt by Subscribers of the Channels and, for the purpose of viewing the Channels, facilitate or prevent the descrambling, decoding, or decryptying by Subscribers of the signals by which the Channels are transmitted;

          (iii) in its absolute discretion to take action in its own name against any Subscriber, agent, licensee or sub-contractor who is in breach of any contract; and

          (iv) to conclude with any person any agreement for the transmission, distribution or delivery of the Channels.

2.5. Distribution

     The Distributor shall use reasonable commercial endeavours to maximise the distribution of the Channels. The Distributor warrants that as at the date of this Agreement it has entered into:

     (a) agreements with Australis in relation to the distribution of the License A Package in Australia by MDS system and satellite systems which provide:-

          (i) Galaxy shall pay the fees referred to in clause 4.1 in respect of the distribution of the Channels by MDS system on the Galaxy Network;

          (ii) the term of the agreement (`the MDS Agreement') for the distribution of the Licence A Package by MDS system is 10 years from 1 April 1995, with an option to Distributor to renew for 5 years on the same terms. The Distributor undertakes to exercise that option.

          (iii) Australis is expressly entitled to terminate the MDS Agreement only if:-

                (A) a receiver or a receiver and manager of Distributor or the assets of Distributor is appointed;

                (B) the Distributor makes an assignment for the benefit of its creditors, or enters into any composition or scheme of arrangement with its creditors or stops or suspends payment to its creditors or states its intention to do so;

                (C)  the Distributor becomes insolvent under administration;

                (D) the Distributor ceases to deliver the Licence A Package for more than 2 consecutive months;

                (E) the Distributor's entitlement to deliver the Licence A Package to Australis is suspended for a period in access of 2 consecutive months or cancelled by final order of any governmental authority;

                (F) wilful and persistent breach by the Distributor of its obligations under the MDS Agreement.

          (iv) Australis must pay fees under the MDS Agreement to Distributor within 45 days of the end of the calendar month.

     (b) the Cable Distribution Agreement with Foxtel and others entitling the Distributor to receive throughout the Term the amounts referred to in paragraph 2(B) in Schedule 2. Foxtel has agreed in the Cable Distribution Agreement to distribute the Licence A Package on the Basic Service.

2.6. The Distributor shall use reasonable endeavours in the Distributor's agreements with them to require its sub-contractors, licensees or agents to maximise the number of Subscribers to the Channels.

2.7. Distributor warrants that:

     (a) Foxtel has agreed to include the Licence A Package on the Foxtel Basic Service;

     (b)  Galaxy has agreed to include Licence A Package in the Galaxy Package.

2.8. Subject to the payments by the Programmer of the costs referred to in clause 4A, the Distributor will use its reasonable endeavours until 1 July 1997 and thereafter its reasonable commercial endeavours to maintain the A Licence in full force and affect.

2.9. Distributor shall at the request and cost (on an indemnity cost basis) of Programmer pursue all rights and remedies of Distributor to enforce payments of all amounts due and payable to Distributor by its subcontractors, agents and licensees in respect of the distribution or transmission by them of the Channels to Subscribers.

3.   DELIVERY

     The Programmer shall timely deliver the Channels to the Transmission Points in broadcast quality by such means as is reasonably required by the Distributor and to enable Distributor to exploit and turn to account the rights granted to the Distributor in this Agreement.

4.   FEES

4.1. Subject to this Agreement (and without limiting the foregoing, to clause 4A and 5.3), for each Financial Year the Distributor shall pay the Programmer in accordance with clause 5:-

     (a) amounts calculated in accordance with paragraph B of Schedule 2 in respect of the provision by Foxtel of the Licence A Package to Subscribers on the Foxtel Network;

     (b) in respect of Subscribers of the Distributor or on the Galaxy Network, (including Subscribers of the Franchisees but, for the avoidance of doubt, not any Subscribers on the Foxtel Network) and in respect of the provision to those Subscribers of the Licence A Package the amounts calculated in accordance with paragraph A of Schedule 2;

     (c) in respect of the provision of Channel 5 and Channel 6, the amounts determined in accordance with the Joint Venture Agreement; and

4.2. The Distributor shall not have any obligation to pay any fees to the Programmer in relation to Subscribers (other than the Distributor's Subscribers) unless the Distributor has actually received from its sub-contractors, agents or licensees payments due in respect of the provision by them of the Channels to Subscribers, and where the receipt is less than the amount due to the Distributor by that person and is made or received as a settlement, compromise, dividend or other distribution in satisfaction of a higher amount, the fee payable to

     Programmer in respect of the Subscribers of such person shall be reduced pro rata to the lesser amount received.

4.2A Distributor covenants that if it agrees to reduce the amounts payable by Subscribers on the Galaxy Network to less than the amounts set out in paragraph A of Schedule 2, it shall nevertheless continue to pay to Programmer the amounts set out in paragraph A of Schedule 2 and clause 4.2 shall not apply in relation to the agreed reduction.

4.2B Distributor covenants that if it agrees to reduce the amounts payable by Subscribers on the Foxtel Network to less than the amounts set out in paragraph B of Schedule 2, it shall nevertheless continue to pay to Programmer the amounts set out in paragraph B of Schedule 2 and clause 4.2 shall not apply in relation to the agreed reduction.

4.3. All parties acknowledge that when the amount charged to Subscribers (`MDS Subscribers') on the Galaxy Network in respect of the reception by means of MDS Transmission of the Licence A Package increases to US$4.15 or more, Distributor may from that time on retain US$1.00 per Subscriber per month from MDS Subscribers on the Galaxy Network and shall pay to the Programmer the balance of the amount received per MDS Subscriber per month from Subscribers on the Galaxy Network in accordance with paragraph A of
     Schedule 2 provided that this clause does not affect the Distributor's obligations under clause 4.1(b).

4A   REIMBURSEMENT OF TRANSMISSION COSTS

4A.1 Programmer must reimburse Distributor 100% of Distributor's actual costs of carrying on the business of providing or distributing the Channels to the Distributor's Subscribers, subcontractor's licensees or agents, including without limitation:-

     (a) transmission, broadcast and delivery of the Channels, including without limitation to Foxtel, Australis, Galaxy and Subscribers (excluding costs of or of providing any Subscriber reception equipment);

     (b) of or in relation to the A Licence including without limitation any fees paid to maintain the currency of the A Licence and any costs of complying with its conditions;

     (c) of making payments to Broadtel pursuant to an agreement dated 15 July 1994 between Distributor and Broadtel;

     (d)  in respect of Distributor staff, premises and overhead.

     plus an amount of A$2,000,000 per annum for each of the first ten years following execution of this Agreement. Estimates of these costs (excluding Broadtel), as at the date of this Agreement are contained in
     Schedule 3. The amount payable at Closure shall be specified in a notice (`the Distributor Closure Notice') to be prepared by Distributor and delivered to Programmer Newco and Foxtel not less than 3 days prior to Closure.

     For the avoidance of doubt, the costs referred to in this clause 4A.1 shall not include any costs of broadcast of the Channels by MDS system directly to Subscribers.

4A.2 Distributor shall use its reasonable endeavours to:

     (a) minimise the costs incurred by it in carrying on the business of providing or distributing the Channels; and

     (b) negotiate any contracts for goods and services (including transponder leases) it enters in the course of business at not more than the prevailing market rate for the relevant good or service.

4A3. After Closure Distributor shall grant to Programmer, its advisers and authorised representatives reasonable access to all books and records of Distributor relating to the costs referred to in clause 4A.1, for the purposes of confirming in accordance with this clause the accuracy of the Distributor's Closure Notice and the notices referred to in clause 4A.4.

4A.4 All costs referred to in clause 4A.1 (other than the amounts payable at Closure or referred to in Clause 4A.8) shall be paid by Programmer to Distributor or as Distributor directs within 14 days of written notice by Distributor to Programmer specifying these costs together with copies of any supporting invoices. The parties to this Agreement acknowledge that the costs referred to in clause 4A.1 may increase or decrease in the future and that any notice shall reflect such increase or decrease, the intention being that all the actual costs incurred by Distributor are paid by Programmer as and when due.

4A.5 The amount of A$2 million per annum referred to in clause 4A1 shall be paid without any request as to A$1 million on each of the following dates, time to be of the essence:-

     (a)  the date of Closure;

     (b) the date that is 6 months from the date of Closure; and

     (c) each anniversary of each of the dates referred to in this clause 4A.5(a) and 4A.5(b)

     until Distributor has received a total of A$20 million pursuant to this clause 4A.5.

4A.6 Audit

     Throughout the term of this Agreement, Distributor shall keep and retain for 3 years complete and accurate records relating to actual costs referred to in clause 4A.1. Such records shall be sufficient to enable Programmer's auditors as provided in this Agreement to verify the costs incurred by Distributor.

4A.7 (a) During the term of this Agreement and for the subsequent 12 months (but not more frequently than once in any period of 12 months) on Programmer giving 10 Business Days' prior written notice, Programmer shall have the right at its own cost to appoint independent auditors to inspect the books and records of Distributor in respect of costs incurred by it relating to a period not exceeding 2 years prior to the date of such inspection for the purpose of verifying the amounts paid by Distributor referred to in clause 4A.1.

     (b) At the request of Distributor, Programmer shall procure that the independent auditors shall give Distributor an undertaking in writing (in such form as requested by Distributor) in relation to the confidentiality of the information acquired. Programmer shall also procure that the independent auditors shall provide to Distributor a copy of any report made by independent auditors to Programmer.

     (c) In the event that such inspection reveals an over statement of the costs, then Distributor shall reimburse to Programmer any over payment together with interest on the sums actually shown to be overpaid by such audit such interest to accrue daily at the annual rate of 1.5% above Distributor bank's base rate from time to time from the date such sums were overpaid until the date of actual reimbursement by Distributor.

     (d) In the event that such inspection reveals an overpayment of costs by Programmer in excess of 5% of the costs reimbursed to Distributor for the period in question, Distributor shall pay the reasonable costs of the audit.

     (e) In the event that any such audit reveals that monies are due to Distributor, those monies shall be paid within 7 days of the audit report.

4A.8 For the avoidance of doubt, the costs referred to in clause 4A.1 shall not include any costs or amounts incurred or awarded against Distributor pursuant to litigation against the Distributor directly in connection with the Distributor's acquisition of the A Licence prior to the date of this Agreement.

5.   PAYMENT AND REPORTING

5.1. Timing of Fees and Payments

     (a) The fees referred to in clause 4 and Schedule 2 are payable in respect of each calendar month.

     (b) If the period for which the fees are payable is less than 1 calendar month including without limitation because this agreement is terminated before the end of a calendar month, then this clause 5 applies to the relevant period with the necessary changes and the fees payable must be adjusted pro rata on a daily basis.

     (c) Subject to clause 5.1(d) the Distributor shall pay the Programmer the fees calculated in accordance with clause 4 and Schedule 2 within 60 days after the end of each calendar month.

     (d) The Distributor shall direct Foxtel to pay all amounts payable to the Distributor under the Cable Distribution Agreement in respect of the supply of the Channels directly to the Programmer. This direction may not be revoked unless the Programmer has failed or delayed in making the payments referred to in clause 4A.

5.2. Reporting

     Within 60 days after the end of each calendar month, the Distributor shall deliver to the Programmer a statement in a form reasonably satisfactory to the Programmer (`Subscribers Report') that sets out (subject to the information provided to the Distributor) the number of Subscribers at the end of the relevant month in respect of each Distributor, sub-contractor agent or licensee which provided the Channels to the Subscribers. The Subscriber's Report shall be certified as correct by the Chief Financial Officer of the Distributor or his designee.

5.3. Offsetting

     Notwithstanding the other provisions of this Agreement in the event payments due to the Distributor by the Programmer under this Agreement are outstanding, Distributor, in addition to Distributor's other rights and remedies, may offset from payments due by Distributor the payments due from the Programmer to Distributor.

5.4. Audit

     (a) Once each Financial Year, the Programmer may at its own expense, at any time during normal business hours and after giving reasonable notice to the Distributor visit the offices of the Distributor to inspect and make copies of any information confirming the statements in the Subscribers Reports or the notices referred to in clause 4A.

     (b) The Distributor must retain all Subscribers Reports for 3 years during and after the Term.

     (c) If, as a result of any inspection under clause 5.4(a) the Programmer determines that the Distributor has incorrectly calculated or paid any amount payable under this Agreement then the Programmer may give the Distributor written notice setting out:

          (i)   the Programmer's calculations of the correct amount payable;

          (ii) the reasons for any difference between the fees payable determined by the Programmer and those determined by the Distributor; and

          (iii) the amount determined by the Programmer as required to correct the amounts already paid by the Distributor and (if the discrepancy exceeds 5% of the amount determined by the Distributor) to reimburse the Programmer for the reasonable costs of its inspection under this clause.

     (d) The Distributor shall be bound to pay any amounts found to have been underpaid.

6.   RIGHTS AND DUTIES OF THE DISTRIBUTOR

6.1. Editorial Control

     (a) The Licence A Package shall conform at all times to the respective descriptions or genres contained in Schedule 1; and

          (i) the Programmer must use all reasonable commercial endeavours to acquire rights to programmes nominated by the Distributor and within the genres of the Channels and to insert those programmes into the Channels;

          (ii) the Distributor may request the Programmer to remove a nominated programme from a Channel and to substitute a different programme;

          (iii) the Distributor may request the Programmer to re-schedule any programmes in a Channel;

          (iv) the name or brand of any Channel must not be changed without the Distributor's reasonable approval; and

          (v) the Programmer must make all necessary consequential changes to the programme schedules which the Programmer is obliged to deliver to the Distributor under clause 8 as a result of any request made by the Distributor under this clause.

     (b) The Programmer may insert advertising into the Channels subject to compliance at all times with the Distributor's guidelines from time to time for the insertion by the Programmer of advertising provided that the Distributor shall allow the insertion of an average of 8 minutes per hour per Channel for advertising. The Programmer acknowledges that the Distributor or its sub-contractors agents or licensees may insert up to an additional 4 minutes of advertising per hour into each Channel (up to a total of 12 minutes).

     (c) The Distributor and its permitted licensees may interrupt, alter, add to, delete or edit any part of a Channel if, and to the extent that, it is necessary to comply with the conditions of the `A' Licence or any other licence permitting the provision of subscription television broadcasting services.

     (d) The names, brands or trademarks of each Channel must be approved by the Distributor such approval not to be unreasonably withheld. The Distributor approves the names referred to in Schedule 1 and in clause
          4.15 of the Joint Venture Agreement. No Company Mark used in connection with a Channel may be used directly or indirectly in connection with anything other than the Channel without the prior approval of the Distributor (not to be unreasonably withheld), 'except in connection with advertising, promotion or marketing of the Channel.

     (e) The Distributor may pre-empt any scheduled programme and substitute broadcast matter which it deems, acting reasonably, to be of local or national importance in which case it shall reschedule the pre-empted program.

     (f) The Distributor may withdraw any programme from any Channel if the transmission of that programme would:

          (i) infringe the rights of others or violate any law, court order, regulation or ruling of a government agency;

          (ii)  affect adversely any licence held by the Distributor;

          (iii) subject the Distributor to any liability; or

          (iv) be obscene, pornographic or in breach of applicable programme standards..

6.2. Compliance with Laws

     The Distributor must ensure that it:

     (a) complies at all times with all relevant laws, Governmental guidelines, directions and industry codes of practice, including without limitation clause 6 and Schedule 2 of the Broadcasting Services Act 1992 (Cth); and

     (b) does not at any time act in any manner or refrain from acting which may prejudice its ownership, or the continuance, of the `A' Licence.

6.3. Signal Quality

     Subject to Programmer's delivery of signals in accordance with this Agreement, the Distributor shall use its reasonable endeavours to require its sublicensees, contractors and agents to ensure that the signal quality of the Channels is of broadcast quality. The Distributor shall use all reasonable endeavours to notify the Programmer of any material disruption, discontinuance, interference with or deterioration in the signal quality of or the reception by subscribers of, the Channels.


7.   RIGHTS AND DUTIES OF THE PROGRAMMER

7.1. Compliance with Law

     The Programmer must ensure that:

     (i) it and each of the Channels comply at all times with all relevant laws, Governmental guidelines, directions and industry codes of conduct, including the BSA and including without limiting the foregoing, as if the Programmer were in relation to the content of the Channels, a `broadcaster' for the purposes of Schedule 2 of the BSA, and a holder of a satellite subscription television broadcasting licence under the BSA;

     (ii) it does not at any time act in any manner which, if the Distributor transmits and distributes the Channels, might prejudice the Distributor's ownership, or the continuance or maintenance of the `A' Licence, or breach any of the conditions of the `A' Licence;

   (iii) without limiting the foregoing, the Channels comply with Section 102 of the Broadcasting Services Act, 1992 (Cth) in relation to Australian drama programmes ;

7.2. Licences

     The Programmer shall obtain and ensure that all necessary licences, consents and clearances are obtained for the broadcast of the programming and other content of each of the Channels, including without limitation all necessary licences, consents and clearances in respect of the copyright, performing right (including music or sound recording performing rights), right of privacy, trademark, moral right (if applicable) or other right or interest of any third party in relation to any material provided to the Distributor by the Programmer.

7.3. If any copyright clearance or collecting society fees are paid or payable by Distributor in respect of the broadcast of the Channels, same will be reimbursed to Distributor by the Programmer.

7.4. Insurance

     The Programmer shall effect with an established insurer and maintain until the end of the Term, errors and omissions insurance in limits of not less than US$2,000,000 for each occurrence with no limit as to the number of claims that can be made on such terms as are customary within the Australian broadcasting industry, naming the Distributor as an additional primary insured. A copy of the insurance policy with the binder naming the Distributor as an additional primary insured shall be furnished to the Distributor within 7 days of the date of this Agreement. During each year of the Term the Programmer must within 14 days increase the amount of insurance effected by such amount commensurate with any increase during the preceding year in the consumer price index.

7.5. Advertising Revenue

     The Programmer shall be entitled to all revenue received from advertising inserted into the Channels by the Programmer. The Programmer acknowledges that the Distributor, its sub-contractors, agents or licensees shall be solely entitled to revenue from advertising inserted into the Channels by them.

8.   PROGRAMME SCHEDULES

8.1. The Programmer shall provide to the Distributor detailed monthly programme schedules for each of the Channels as soon as reasonably practicable before transmission of the relevant month's programming, but not less than 2 months in advance.

8.2. Despite clause 8.1, the Programmer may at any time make any change to its programme schedules necessary to comply with law or to prevent breach of this Agreement but only with the consent of the Distributor (such consent not to be unreasonably withheld or delayed), and must notify that change to the Distributor as soon as reasonably practicable, and provided that any substitute programming will be of the same Genre as the other programming on the Channel.

8.3. The Distributor acknowledges that as between the Programmer and the Distributor, the Programmer is the owner of all copyright, intellectual property and other rights in the programme schedules referred to in clause
     8.1. The Distributor, or its sub-contractors, licensees or agents may reproduce, copy or otherwise deal with the programme schedules for any purpose in connection with the marketing, promoting or publicising the Channels subject to the Programmer's reasonable guidelines.

8.4. The Programmer authorises the Distributor and its licensees to copy the programme schedules referred to in this clause 8 for the purposes of providing information to Subscribers and, to newspaper and magazine publications and other publishers which from time to time publish those programme schedules and to advertise and/or promote the programming on the Channels.

9.   INTELLECTUAL PROPERTY

9.1. Intellectual Property of the Programmer

     The Distributor acknowledges that:

     (a) the trade names, trade marks, logos and service marks used from time to time in connection with any Channel, the name of that Channel and the corporate names of the Programmer and its Affiliates (each a `Channel Mark') as between the Programmer and Distributor, are the exclusive property of or are licensed to the Programmer or of its Affiliate as the case may be (`Relevant Owner');

     (b) it has not acquired and will not acquire any proprietary or other rights in the Channel Marks by reason of this agreement;

     (c) it shall make available to the Relevant Owner at the Relevant Owner's written request copies of any promotional or advertising material created or disseminated by the Distributor, and not provided by the Relevant Owner, if that material mentions or uses a Channel Mark.

9.2. Licence

     The Programmer hereby grants to the Distributor for the Term and free of charge the right to use, and to authorise its sub-contractors, licensees and agents to use, the Channel Marks for advertising, promoting and marketing the Channels and any of the programming on the Channels or on any documents or records relating to the Channels. The Programmer also acknowledges that the Distributor, its sub-contractors, licensees and agents may broadcast film and video clips from the Channels, including sound tracks, for advertising, promoting and marketing the Channels. The Distributor acknowledges that the rights referred to in this clause are subject to:

     (a) any limitations imposed by third parties supplying or licensing programming or Channel Marks to the Programmer provided that the Programmer has notified the Distributor of those limitations; and

     (b)  compliance with the Programmers reasonable guidelines.

9.3. Intellectual Property of the Distributor

     The Programmer acknowledges that the trade name, trade marks, logos, service marks and characters and copyrightable material used from time to time by the Distributor in connection with the exercise of its rights hereunder (other than the Company Marks) are the exclusive property of the Distributor and the Programmer has not acquired and will not acquire any proprietary or other rights therein nor may it use any of the same without the prior written agreement of the Distributor.

10.   WARRANTIES AND REPRESENTATIONS

10.1. Representations and Warranties of the Distributor

      For valuable consideration, the Distributor gives the following representations and warranties in favour of the Programmer on the date of this agreement:

     (a) it has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms;

     (b) it has full power to enter into and perform its obligations under this agreement and can do so without the consent of any other person and free of any pre-emptive rights or rights of first refusal;

     (c) it has obtained all necessary licences, consents and permissions required (if any) for it to perform its obligations under this agreement and those licences, consents and permissions are and will throughout the Term remain in full force and effect.

10.2. Representations and Warranties of the Programmer

      For valuable consideration, the Programmer represents and warrants to the Distributor that effective on the date of and throughout the Term of this
      Agreement:

     (a) it has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms;

     (b) it has full power to enter into and perform its obligations under this agreement and can do so without the consent of any other person and free of any pre-emptive rights or rights of first refusal;

     (c) it has obtained all necessary licences, consents and permissions required (if any) for it to perform its obligations under this agreement and those licences, consents and permissions are and will throughout the Term remain in full force and effect;

     (d) it is not in breach of any terms of the licences, consents and permissions referred to in clause 10.2(c) and it will not do or permit anything to be done or not done which might cause any of those licences, consents or permissions to be suspended or revoked;

     (e) the Channels in the form delivered by the Programmer will comply with the applicable regulatory codes and directions issued from time to time by the Australian Broadcasting Authority or other regulatory authority and with applicable State and Federal legislation relating to the broadcast, content and advertising contained in the Channels from time to time;

      (f) broadcast of the Channels in the form delivered by the Programmer will not give rise to any sustainable action for defamation or invasion of privacy or publicity of any person or be in contempt of Court or Parliament;

      (g) exploitation of the Channels in the form delivered by the Programmer will not infringe the copyright, performing rights, trade mark, moral or intellectual property rights, any contractual right or any other right of any person;

      (h) the Channels in the form delivered by the Programmer will comply in all respects with the Broadcasting Services Act 1992 (Cth);

      (i) performing broadcast, diffusion and other rights in music, musical works and sound recordings contained in the Channels are either:-

           (i) controlled by a performing rights society having jurisdiction or in the public domain, or

           (ii) owned by or licensed to the Programmer and the Programmer has authority to grant to the Distributor all rights necessary to permit delivery of the Channels to the Distributors, its sub-contractors licensees or agents in Australia and to permit broadcast of the Channels in Australia.

      (j) the content of the Channels will be in accordance with the schedules provided to the Distributor pursuant to clause 8.

11.   INDEMNITIES

11.1. Notwithstanding the rights of Distributor under clause 6 the Programmer indemnifies the Distributor against the full amount of all expenses, losses, damages and costs (on a full indemnity basis and whether incurred by or awarded against the Distributor) that the Distributor may sustain or incur as a result, whether directly or indirectly, of any:

     (a) breach of this Agreement by the Programmer, including without limitation, a breach in respect of which the Distributor exercises a right to terminate this Agreement;

     (b) authorised use by the Distributor its sub-contractors, agents or licensees of the Channels as contemplated by this Agreement; or

     (c)  claim by any person:

          (i) for loss or damage to any property, injury to or death of any person or economic loss or non-economic loss caused by any act or omission of the Programmer or its employees, contractors or agents, including without limitation caused by the programming of a Channel; or

          (ii) that the broadcasting or diffusion of any programme infringes intellectual property rights or any right of privacy or right of publicity.

11.2. Clause 11.1(b) and 11.1(c) shall not apply in relation to any variation to the Channels made by Distributor or its subcontractors, licensees or agents.

11.3. Distributor shall indemnify Programmer against the full amount of all expenses, losses, damages and cost (on a full indemnity basis and whether incurred by or awarded against Programmer) that Programmer may sustain or incur as a result whether directly or indirectly or any breach by Distributor of the Channel Supply Agreement or any variation made by the Distributor as referred to in clause 11.2.

12.    TERM, TERMINATION AND REMEDIES

12.1.  Term

       This Agreement commences on the date hereof and ends on the earlier of the twenty-fifth (25th) anniversary of the Closure and the Termination Date.

12.2.  Termination

       (a) The Distributor may terminate this Agreement at any time by giving written notice to the Programmer if:

            (i) the Programmer has committed a material breach of any of its obligations under this agreement (including failure to pay any amount) which the Programmer has not remedied within thirty days of receipt of written notification to do so;

            (ii) an Insolvency Event occurs in respect of the Programmer;

     (b) Subject to clause 14.2 and without limitation of its other rights and remedies, the Distributor may terminate this agreement at any time by giving written notice to the Programmer if the Programmer acts or fails to act such that any of the Channels is not provided to the Distributor during the Term for a continuous period of more than 5 days.

     (c) The Programmer may only terminate this Agreement if the Channels are not being supplied by Distributor to its subcontractor's licensees or agents for distribution in Australia for a period of 90 days, provided that the Programmer gives Distributor 30 days written notice of its intention to terminate this Agreement and the Distributor has failed to cause the Channels to be supplied to its subcontractor's licensees or agents for distribution in Australia within that 30 days.

      (d) The Programmer may terminate this Agreement if an Insolvency Event occurs to the Distributor, provided that if the Insolvency Event is rectified, waived or terminated within 2 years following any termination by Programmer, the Programmer must enter into an agreement with the Distributor on terms identical to this Agreement for the balance of the term of this Agreement.

      (e) The Programmer may terminate this Agreement if the A Licence is revoked or cancelled provided that the Programmer shall enter into an Agreement with the Distributor on terms identical to this Agreement if within 2 years of the Programmer's termination:

           (i) the A Licence is reinstated to the Distributor or an Affiliate of the Distributor,

           (ii) the Distributor is able to distribute the Channels by satellite in accordance with law.

       (f) In the event of any termination of this Agreement by the Programmer:

           (i) the Programmer must supply the Channels directly to Foxtel on the terms and conditions of the Cable Distribution Agreement; and

           (ii) the Programmer must offer to supply the Channels to Galaxy for distribution on the Galaxy Network for fees equivalent to the amounts provided in paragraph A of Schedule 2.

12.3. Effect of Termination

      Termination of this agreement is without prejudice to any rights accrued to any party up to the time of termination and does not affect the rights and liabilities of the parties which expressly or impliedly survive termination.

12.4. Survival

      No warranty (including under clause 10, or indemnity under clause 11), in this Agreement merges on the date of this Agreement, or on the performance of any other obligations under this Agreement, or is affected by any termination of this Agreement.

13.   OTHER CHANNELS

13.1. No Restriction on Distributor

      The Distributor may directly or indirectly broadcast (whether alone or in partnership or joint venture or association with any other person) or otherwise be concerned with or interested in (whether as trustee, principal, agent, securityholder, unitholder or in any other capacity) the broadcasting of any programmes or Channels as, or as part of any subscription television broadcasting service or otherwise, other than the Channels or programmes or programme services provided pursuant to this agreement, all without any obligation of any kind to the Programmer.

14.   MISCELLANEOUS

14.1. No Partnership or Agency

      (a) Nothing in this agreement creates a partnership or agency relationship between the Programmer or any of its Affiliates on the one hand and the Distributor or any of its Affiliateson the other hand.

      (b) Neither the Programmer nor the Distributor may hold itself out in any manner which would indicate or imply any partnership or agency relationship between the Programmer or any of its Affiliates on the one hand and the Distributor or any of its Affiliates on the other hand.

14.2. Force Majeure

      (a) Neither party shall be liable for its inability or delay in performing any of its obligations hereunder if such inability or delay is caused by a Force Majeure Event.

      (b) If the Programmer is due to any Force Majeure Event unable to provide, or is delayed in providing, any Channel, then, if the Distributor does not receive payments from some or all of its Subscribers, sub-contractors, agents or licensees in respect of that period of time, the Distributor is not liable to pay any part of those fees or costs referred to in clause 4 that corresponds to the period of time during which the Programmer is unable to provide, or is delayed in providing, that Channel.

14.3. Confidentiality

      (a) No party may, either before or after the termination of this agreement, disclose to any person any information relating to the terms of this agreement or any confidential business information concerning the other derived in the course of performance including but not limited to any information relating to identification of Subscribers or financial material learned through an audit unless:

           (i) that person is the banker or legal, taxation, accounting or financial adviser of that party and agrees to keep that information confidential;

           (ii)  the information is already in the public domain;

           (iii) that party is required by law or by the rules of any relevant Securities Exchange to disclose that information; or

           (iv) the other party gives its prior written consent to the disclosure, provided that the party advises the person to whom the information is disclosed that the party is subject to a duty of confidence and will procure from each such person an undertaking to maintain the confidentiality of the information on the terms of a confidentiality agreement reasonably appropriate or customary in the circumstances.

      (b) No party may disclose or make any announcement concerning the matters contemplated by this Agreement without the other party's prior written consent (including in relation to the nature, context and content of any such disclosure or announcement) except that a party will be entitled to make any disclosure required by law, any governmental agency or by the rules of any relevant stock exchange, subject to that party first obtaining the other party's written consent to the nature, context or content of any such disclosure, which the other party must give within sufficient time to enable compliance with the law or the rules.

14.4. Notices

      Any notice or other communication including, but not limited to any request, demand, or approval, to or by a party, must be sent in accordance with the Joint Venture Agreement.

14.5. Governing Law and Jurisdiction

      This agreement is governed by the laws of New South Wales and the parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

14.6. Prohibition and Enforceability

      (a) Any provision, or the application of any provision, of this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

      (b) Any provision, or the application of any provisions, of this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in this agreement in that or any other jurisdiction.

      (c) In the event of the application of either clause 14.6(a) or (b) to any provision of this Agreement, the parties shall negotiate in good faith a new provision which is not illegal, void or unenforceable by or contrary to law and which provides or will provide the parties with the same or equivalent benefits and participations as are provided by the provision which is illegal, void or unenforceable by or contrary to law.

14.7. Waivers

      (a) Waiver of a right arising from a breach of this agreement must be in writing and signed by the party granting the waiver.

      (b) A right arising from a breach of this agreement is not waived by any failure or delay in exercise, or partial exercise, of any right.

      (c) A right is not waived by any failure or delay in exercise, or a partial exercise, of that or any other right.

14.8. Variation

      A variation of any term of this agreement must be in writing and signed by the parties.

14.9. Cumulative Rights

      The rights of the parties to this agreement are cumulative and do not exclude any other rights, powers, authorities, discretions or remedies of either party.

14.10. Assignment

       Neither party may assign its rights under this agreement without the prior written consent of the other party and the assignor shall remain liable despite assignment. The Distributor may sub-contract or license any rights hereunder.

14.11. Counterparts

       This agreement may be signed in any number of counterparts which, taken together, constitute one and the same agreement.

14.12. Continuing Indemnities and Survival of Indemnities

       (a) Each indemnity contained in this agreement is a continuing obligation of that party despite:

            (i)  any settlement of account; or

            (ii) the occurrence of any other thing,

            and remains in full force and effect until all money owing, contingently or otherwise, under any indemnity has been paid in full.

       (b)  Each indemnity of any party contained in this agreement:

            (i) is an additional, separate and independent obligation of that party and no one indemnity limits the generality of any other indemnity; and

            (ii) survives the termination of this agreement.

14.13. Further Assurances

       Each party must do all things necessary to give full effect to this agreement and the transactions contemplated by this agreement.

15.    ECT GUARANTEE

15.1. The Guarantor guarantees to the Programmer the full and punctual performance of the obligations (including, without limiting the foregoing, its obligations to pay money) warranties representations undertakings and indemnities of the Distributor in relation to this Agreement.

15.2. The Guarantor agrees that the provisions of this clause 15 insofar as they constitute monetary obligations constitute a guarantee of payment when due and not collection.

15.3. The obligations of the Guarantor pursuant to this clause 15 shall not be prejudiced by prior enforcement or release or waiver by the Programmer of any other collateral or other right or security.

15.4. As a separate and independent covenant, if Distributor is in breach of this Agreement, the Guarantor shall perform or procure the performance within 7 days after written demand from Programmer of this Agreement and shall indemnify and keep indemnified the Programmer against any loss damage claim or expense suffered or incurred by it arising out of or in connection with that breach by Distributor of this Agreement.

15.5. This clause 15 shall be a continuing Guarantee and Indemnity and shall remain in full force and effect not withstanding termination of this Agreement until discharge of all Distributor's obligations.

15.6. The obligations of Guarantor pursuant to this clause 15 shall not be affected by:

       (a) the granting of time or other indulgence to the Distributor or the Guarantor;

       (b) the compounding, compromise, relief, abandonment, waiver or variation of any of the rights of Programmer unless in writing and expressed to waive this Guarantee;

       (c)  the failure of Programmer to give notice;

       (d)  the obtaining by Programmer of a judgement against Distributor;

       (e)  any recision, waiver, amendment or modification of this Agreement;

       (f) any legal limitation, disability or other circumstance relating to Distributor or Programmer.

15.7. The obligation of Guarantor under this clause 15 shall be absolute and unconditional and shall not be subject to any defence of set-off, counterclaim, recoupment or termination whatsoever (subject to the application of clause 5.3)

15.8. Guarantor warrants that it is entitled to control 100% of the votes of all issued shares in Distributor and that Distributor is the holder of the A Licence.

EXECUTED by the parties as an agreement:


SIGNED for XYZ ENTERTAINMENT          )
PTY LIMITED by its attorney in the    )
presence of:                          )

       /s/ MBJ Crean                             /s/ Donald F. Hagans
- ----------------------------------          ---------------------------------
Witness                                     Attorney


           MBJ Crean                                 Donald F. Hagans
- ----------------------------------          ---------------------------------
Print Name of Witness                       Print Name of Attorney





SIGNED for and on behalf of CONTINENTAL )
CENTURY PAY TELEVISION PTY LIMITED by   )
in the presence of:                     )

       /s/ MBJ Crean                             /s/ Andrew Tow
- ----------------------------------          ---------------------------------
Witness                                     Authorized Officer


           MBJ Crean                                 Andrew Tow
- ----------------------------------          ---------------------------------
Print Name of Witness                       Print Name




SIGNED for and on behalf of             )
EAST COAST PAY                          )
TELEVISION PTY LIMITED by               )
in the presence of:                     )


       /s/ MBJ Crean                             /s/ Andrew Tow
- ----------------------------------          ---------------------------------
Witness                                     Authorized Officer


           MBJ Crean                                 Andrew Tow
- ----------------------------------          ---------------------------------
Print Name of Witness                       Print Name

                    SCHEDULE 1 - DESCRIPTION OF THE CHANNELS
                           (Definition of `Channel')

First Channel

Name `Arena'

Description of content     A mixture of Australian, European and North American
                           programmes including without limitation situation comedies, series, mini-series, game shows, adventure stories and movies (primarily in English).

Second Channel

Name `Max' and `Classic Max'

Description of content     `Max' is produced for children and is a mixture of
                           cartoons, educational programmes, game shows and children's drama to be viewed during daylight hours.

                           `Classic Max' is produced for families and is a mixture of family entertainment, series and other favourite classic British, Australian and North American programmes.

Third Channel

Name `Quest'

Description of content     An international mixture of documentaries, adventure,
                           history and lifestyle programmes.

Fourth Channel

Name `Red'

Description of content     Music videos, concerts and related promotions for
                           both the Australian music industry and the general public and related programming.


                                     Notes

(1)  Arena and Max will be in English other than as noted in relation to Arena

     In the case of Quest and Red, no less than 95% of the total air time per day on each Channel will be in English.

(2)  The Channels will operate 24 hours per days, 365 days per year.

(3) Taking in the Channels in the aggregate, they will provide popular programming with a broad mix of content tailored for Australian audiences.

                           SCHEDULE 2 - LICENCE FEES
                                  (Clause 4)

A.   in respect of Subscribers to the Licence A Package after 1 June 1995:

     Period 1                           $US3.15 per Subscriber per month.
     (Period to 30 November 1997)

     Period 2                           $US3.15 + 120% of any increase in
     (1 December 1997 to                internal costs + 110% of any increase
     30 November 1998)                  increase of external costs over the
                                        costs at 1 June 1995 levels per
                                        Subscriber per month (`Period 2 Rate')

     Period 3                           Period 2 Rate + 120% of any increase
     (1 December 1998 to                in internal costs + 110% of any
     30 November 1999)                  increase of external costs over Period
                                        2 per Subscriber per month (`Period 3
                                        Rate')

     Period 4                           Period 3 Rate + 120% of any increase
     (1 December 1999 to                in internal costs + 110% of any
     30 November 2000)                  increase of external costs over Period
                                        3 per Subscriber per month (`Period 4
                                        Rate')

     Each 12 month period thereafter    The per Subscriber rate for the prior
                                        12 month period + 120% of any
                                        increase in internal costs + 110% of
                                        any increase of external costs over the
                                        per Subscriber rate for the prior 12
                                        month period per Subscriber per
                                        month.

     PROVIDED that:

     (i) the following non-cumulative volume discounts are to apply in any month if the number of Subscribers on the Galaxy Network (including, of the Franchisees to which are distributed the Licence A Package in that month reaches the levels as listed below:

                                  250,000     2%

                                  500,000           4%
                                  750,000           6%
                                1,000,000           8%
                                1,250,000          10%
                                1,500,000          12%
                                1,750,000          14%
                                2,000,000          16%
                                2,250,000          18%
                                2,500,000 or over  20%

     (ii)  Definitions

           (a) `Subscriber per month' means the number determined by the following formula:

                Subscriber = (A+B)/2

                Where:

                A means the number of Subscribers on the first day of the current month.

                B means the number of Subscribers on the last day of the current month.

           (b) Subscribers include equivalent subscribers which, in the instance where bulk rates are paid, shall mean the quotient derived by dividing the bulk rate by the then applicable individual subscriber rate.

           (c) Where a fee is charged for additional outlets, the additional outlets will be counted as subscribers on a pro rata basis based upon the revenue derived from such outlets divided by the then applicable individual subscriber rate.

B.   in respect of Subscribers on the Foxtel Network after 1 June 1995:

     Year 1: 1 July 1995 to 30 June 1996      US$4.15 per subscriber
                                              per month

     Year 2: 1 July 1996 to 30 June 1997      US$4.15 per subscriber
                                              per month

     Year 3: 1 July 1997 to 30 June 1998      US$4.15 + 120% of any
                                              increase in internal
                                              costs + 110% of any
                                              increase in external
                                              costs over costs at 1
                                              June 1995 per subscriber
                                              per month (`Year 3 Rate').

     Year 4: 1 July 1998 to 30 June 1999      Year 3 Rate + 120% of
                                              any increase in internal
                                              costs + 110% of any
                                              increase in external
                                              costs over Year 3 per
                                              subscriber per month
                                              (`Year 4 Rate').

     Year 5: 1 July 1999 to 30 June 2000      Year 4 Rate + 120% of any
                                              increase in internal
                                              costs + 110% of any
                                              increase in external
                                              costs over Year 4 per
                                              subscriber per month
                                              (`Year 5 Rate').

     Each Year thereafter:    Prior Year Rate + 120% of any increase in
                              internal costs + 110% of any increase in external costs over the Prior Year per subscriber per month plus A$971,500 per annum (payable monthly by 12 equal instalments at the same time as the balance of the monthly Gross Fees)

     PROVIDED THAT:-

     (i) the following non-cumulative volume discounts are to apply to TNC in any month if the number of subscribers in that month to which it distributes the Licence A Package exceeds the following levels;

                           250,000   2%
                           500,000   4%
                           750,000   6%
                         1,000,000   8%
                         1,250,000  10%
                         1,500,000  12%
                         1,750,000  14%
                         2,000,000  16%
                         2,250,000  18%
                         2,500,000  20%

     (ii) The expressions `internal costs' and `external costs' refer to the costs of creating the Channels, irrespective of the party incurring or responsible for those costs.

     (iii) `Subscriber per month' means the number determined by the following formula:-

           Subscriber = (A + B) / 2

           where:

           A means the number of Subscribers on the first day of the relevant month, and

           B means the number of Subscribers on the last day of the same month.

     (iv) subject to the rights of Distributor and Foxtel under the Cable Distribution Agreement to agree on an alternative method of calculating fees payable to Distributor for non-Residential Subscribers, (which method shall be approved by Programmer) for the purposes of calculating licence fees, the following provisions shall apply:

           (A) `Subscribers' means Residential Subscribers and Equivalent Subscribers.

           (B) `Equivalent Subscribers' means in relation to non Residential Subscribers a number of Subscribers equal to the quotient derived by dividing the Bulk Rate by the then applicable rate for a Residential Subscriber to the Basic Service for one set top unit.;

           (C) the `Bulk Rate' shall mean the total of all gross amounts paid to Foxtel in respect of the provision of the Foxtel Service to a Subscriber who is not a Residential Subscriber;

           (D) a Residential Subscriber means a Subscriber for a location which is a single private or domestic dwelling, authorised to receive the Foxtel Service for not more than [5] set top units.

           (E) where a fee is charged to Residential Subscribers for additional set top units, the additional units will be counted as Subscribers on a pro-rata basis based upon the total gross revenue derived from that Residential Subscriber divided by the then applicable rate for a Residential Subscriber to only the Basic Service for one set top unit.

                            SCHEDULE 3:  CCPTV COSTS


Estimate of Actual Costs per annum      Nature of Cost
for 1994/1995 Financial Year

           $7,900,000                   Transponders - for carrying the Channels by
                                        Satellite

           $  290,000                   Fibre Lease  - for transmitting Channels
                                        from the point of production to the uplink
                                        facilities

           $  400,000                   Site Leases - at all points in the Channel
                                        transmission chain

           $  400,000                   Receive Sites

           $  685,000                   Maintenance - Licence A fees and personnel
                                        related to various transmission activities

           $9,675,000

A Licence Cost

           A$2,000,000

TOTAL;     $11,675,000
